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                                                                   Exhibit 10.35

                            AGREEMENT NOT TO COMPETE


         In consideration of their mutual promises and agreements and subject to the terms and conditions set forth below in this Agreement Not to Compete ("Agreement"), National City Corporation, a Delaware corporation ("National City") and David A Daberko, Chairman and Chief Executive Officer of National City ("Executive") hereby agree as follows:

         WHEREAS, National City recognizes the highly competitive nature of its businesses and accordingly desires to assure itself that Executive will not compete against it after he leaves National City's employ;

         WHEREAS, Executive acknowledges and agrees that in the performance of his duties of employment he is a principle designer of National City's competitive business strategies and is responsible for the selection and implementation of many of these strategies;

         WHEREAS, Executive acknowledges and agrees that in the performance of his duties of employment he comes into frequent contact with clients and potential clients of National City;

         WHEREAS, Executive also acknowledges and agrees that trade secrets and confidential information of National City gained by Executive during his employment with National City, have been developed by National City through substantial expenditures of time, effort and financial resources and constitute valuable and unique property of National City; and

         WHEREAS, Executive further understands, acknowledges and agrees that the foregoing makes it necessary for the protection of National City's business that Executive not compete with National City for a reasonable period after such employment ends.

         NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, National City and Executive, each intending to be legally bound, covenant and agree as follows:

         1. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

         (a) "National City" shall mean National City Corporation, a Delaware corporation.

         (b) "Provisions" shall mean all provisions, terms, conditions, representations, warranties, sections, subsections, agreements and covenants contained in the Agreement.

         (c) "Restricted Area" shall mean the United States of America and each of its political subdivisions, possessions, and territories.


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         (d)      "Restricted Period" shall mean the period of time beginning on the Termination Date and ending eighteen months after the Termination Date (as may be extended pursuant to section 6 of the Agreement).

         (e) "Restricted Service" shall mean any activity or business engaged in by National City or any Subsidiary as of any given date and as of any time during which the Executive was an Employee.

         (f) "Subsidiary" shall mean an entity in which National City directly or indirectly owns 50% of more of the voting equity securities.

         (g) "Termination Date" means the later of (i) the Executive's last day worked, or (ii) the last day the Executive receives a payment from National City or any Subsidiary either for services rendered or as salary continuation (but excluding any retirement payments, payments relating to deferred compensation and/or any fees paid to the Executive solely for his service as a member of National City's board of directors).

         (h) "Total Annual Compensation Earned" means the sum of the Executive's (1) base pay for a given calendar year, (2) the total award for the Executive for the plan cycle covering such calendar year pursuant to the National City Corporation Management Incentive Plan for Senior Officers, as in effect from time to time and any successor short term compensation plan, with any amendments thereto and (3) any amounts awarded the Executive for a plan cycle ending in such calendar year pursuant to the National City Corporation amended and Restated Long-Term Incentive Compensation Plan for Senior Officers as in effect from time to time and any successor long-term compensation plan, with any amendments thereto.

                  Except when otherwise indicated by the context, any definition of any term in the singular shall include the plural and the plural shall include the singular.

         2. TERM OF AGREEMENT. The term of the Agreement shall be from the date hereof through the Restricted Period.

         3. NON-COMPETE. Executive agrees that during the Restricted Period he will not:

                  (i) engage in any Restricted Service anywhere within the Restricted Area

                  (ii) own any security issued by any entity that is engaged or engages in any Restricted Service within the Restricted Area, except if and to the extent that that (A) the securities owned by the Executive are listed and registered on a national securities exchange under ss.78f of title 15 of the United States Code and (B) the aggregate amount of all of all securities owned beneficially or of record by such Executive does not constitute five percent (5%) or more, on a fully diluted basis, of all outstanding securities issued by that entity or of the outstanding securities of any class of securities issued by that entity,


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                  (iii) extend credit to, or guaranty the payment or collection of any obligation of, any person or entity that is engaged or engages in any Restricted Service within the Restricted Area,

                  (iv) accept employment with, or perform services as an independent contractor or subcontractor for any person or entity that is engaged or engages in any Restricted Service within the Restricted Area,

                  (v) canvass, solicit or accept any business from any person or entity who, on, before, or after the date of the Agreement, is or has been a customer, supplier, or other business contact of National City or any Subsidiary, or any successor or assign of any of the foregoing,

                  (vi) request or advise any person or entity who, on, before, or after the date of the Agreement, is or has been a customer, supplier, or other business contact of National City or any Subsidiary, or any successor or assign of any of the foregoing, to transfer, withdraw, curtail or cancel their business with National City or any Subsidiary or any of their successors, or assigns, as the case may be,

                  (vii) employ or retain the services of any person employed or retained as an independent contractor by National City or any Subsidiary, or any successor or assign of any of the foregoing, or induced any person employed by National City or any Subsidiary, or any successor or assign of any of the foregoing, to terminate that Person's employment with National City or any Subsidiary or any of their successors, or assigns, as the case may be, or

                  (viii) induce or solicit any other Person to engage in any activity described in the foregoing clauses (i) through (vii), both inclusive.

         4. NON-SOLICITATION. Executive agrees that during the Restricted Period he will not, directly or indirectly:

                  (i) induce, at any time, any individual who is an Employee at such time or who shall have been an Employee during all or any part of the period of six consecutive months preceding such time, to: (i) engage in any activity that is in competition with National City or any Subsidiary; or (ii) terminate such Employee's employment with National City or any Subsidiary, and

                  (ii) employ or offer, at any time, employment to any individual who is an Employee at such time or who shall have been an Employee during all or any part of the period of six consecutive months preceding such time.

         5. CONFIDENTIAL INFORMATION. Executive will keep in strict confidence, and will not, directly or indirectly, at any time during or after his employment, disclose, furnish, disseminate, make available or use (except in the ordinary course of his employment at National City) any


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trade secrets or confidential business and technical information of National
City or its customers or clients, without limitation as to when or how Executive may have acquired such information. Such confidential information shall include, the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, device, method, technique or improvement, or any business information or plans, financial information, or listing of names, addresses or telephone numbers, including without limitation, information relating to any of National City's customers or prospective customers, National City's customer lists, contract information including terms, pricing and services provided, information received as a result of customer contacts, National City's products and processing capabilities, methods of operation, business plans, financials or strategy, and agreements to which National City may be a party. Executive specifically acknowledges that such information, whether reduced to writing or maintained in the mind or memory of Executive and whether compiled by National City and/or Executive, derive independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by National City to maintain the secrecy of such information, that such information is the sole property of National City and that any retention and use of such information during or after his employment with National City (except in the ordinary course of his employment at National City) shall constitute a misappropriation of National City's trade secrets. Executive further agrees that, at the time of termination of his employment, he will return to National City, in good condition, all property of National City, including, without limitation, the information identified above. In the event that said items are not so returned, National City shall have the right to charge Executive for all reasonable damages, costs, attorney's fees and other expenses incurred in searching for, taking, removing, and/or recovering such property.

         6. EXTENSION OF TIME PERIOD. If it shall be determined that Executive has violated any of his obligations under the Agreement, then the period applicable to the obligation which Executive shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which said violation(s) occurred.

         7. PAYMENT. National City will pay to the Executive an amount equal to 50% of his highest Total Annual Compensation Earned during any of the last five full calendar years the Executive was employed by National City or any Subsidiary at the earlier of end of the Restricted Period or upon the Executive's death, so long as the Executive has complied with the Provisions prior to the date of such payment.

         8. FORFEITURE. Notwithstanding any Provisions to the contrary, in the event that the Compensation and Organization Committee of the board of directors of National City, or another committee appointed by the board of directors of National City to serve as the administering committee of the Agreement makes the reasonable determination that the Executive has violated of any of the provisions, then any amounts owed under the Agreement to the Executive or his beneficiaries shall be forfeited and no longer payable to such Executive or to any person claiming by or through the Executive. The Executive will, however, continue to be obligated to comply with the Provisions through the term of the agreement.


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         9. DISCLOSURE TO SUBSEQUENT EMPLOYERS. During the term of the
Agreement, Executive agrees to communicate the contents of the Agreement to any person, firm, association, or corporation that he intends to be employed by, associated with, or represent.

         10. INADEQUATE REMEDY. Executive acknowledges and agrees that the remedy at law available to National City for breach of any of Executive's obligations under the Agreement would be inadequate, and agrees and consents that in addition to any other rights or remedies that National City may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding that may be brought to enforce any of the Provisions contained in sections 3,4 or 5 without the necessity of proof of actual damage.

         11. REASONABLE OBLIGATIONS, TERMINATION OF EMPLOYMENT. Executive acknowledges that his obligations under the Agreement are reasonable in the context of the nature of National City's business and the competitive injuries likely to be sustained by National City if Executive violated such obligations. Executive further acknowledges that the Agreement is made in consideration of, and is adequately supported by the obligations undertaken by National City herein, which Executive acknowledges constitutes new and/or good, valuable and sufficient consideration. Executive acknowledges that his employment relationship with National City is "at will," and may be terminated at any time and for any reason, or for no reason, by National City or by Executive.

         12. WITHHOLDING TAXES. National City may withhold from any amounts payable under the Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

         13. SEVERABLE PROVISIONS. All Provisions are severable and, in the event any one of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such Provision was not contained herein, and such determination shall not otherwise affect the validity of any other Provision. The Provisions shall be applicable irrespective of whether termination of Executive's employment shall be by National City or by the Executive, whether voluntary or involuntary, whether for cause or without cause, and whether by reason of the expiration any other written or oral agreement or arrangement (or any extensions thereof) with National City.

         14. FAILURE TO ENFORCE. The failure of National City to enforce any of the Provisions shall not be construed to be a waiver of such Provision or of the right of National City thereafter to enforce each and every Provision.

         15. ENFORCEMENT MODIFICATION. While the restrictions set forth herein are considered by the parties to be reasonable in all circumstances, it is recognized that restrictions of this nature may fail for reasons unforeseen, and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances, but would be valid if the geographical area or temporal extent were reduced in part, or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.


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         16. ASSIGNMENT. National City may sell, transfer or assign the
Agreement or any rights, title, interest or obligation under the Agreement to any third party without the prior consent of the Executive. Executive may not, however, sell, transfer or assign the Agreement or any rights, title and interest under the Agreement or delegate any obligations under the Agreement without the prior written consent of National City. Any such purported assignment or delegation by the Executive made without prior written consent of National City shall be null and void.

         17. EFFECTIVENESS, GOVERNING LAW, JURISDICTION. The Agreement shall take effect upon execution by Executive and National City and, except as preempted by the laws of the United States, shall be governed by, and construed in accordance with, the internal, substantive laws of the State of Ohio. Executive agrees that the state and federal courts located in the State of Ohio, shall have jurisdiction in any action, suit or proceeding against Executive based on or arising out of the Agreement and Executive hereby: (i) submits to the personal jurisdiction of such courts; (ii) consents to service of process in connection with any action, suit or proceeding against Executive; and (iii) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

         18. CAPTIONS AND SECTIONS. The captions to the sections and subsections of the Agreement are inserted for convenience only and shall be ignored in interpreting the Provisions thereof. Each reference to a section includes a reference to each and all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) except where the context clearly does not so permit.

         19. COUNTERPARTS. The Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         20. SURVIVAL. The Provisions of section 5 of the Agreement shall survive the term of the Agreement and continue indefinitely.

         21. KNOWLEDGEABLE EXECUTION. Executive represents that, prior to signing the Agreement, he has read, fully understands and voluntarily agrees to the terms and conditions as stated above, that he was not coerced to sign the Agreement, that he was not under duress at the time he signed the Agreement and that, prior to signing the Agreement, he had adequate time to consider entering into the Agreement, including without limitation, the opportunity to discuss the terms and conditions of the Agreement, as well as its legal consequences, with an attorney of his choice.


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IN WITNESS WHEREOF, the parties hereto have duly executed the Agreement as of the dated indicated.

                                 EXECUTIVE:



                                 ------------------------------------------


                                 Dated this _____ day of _________________, 2002



                                 NATIONAL CITY CORPORATION
                                          ("NATIONAL CITY")



                                 By: ______________________________________


                                 Dated this _____ day of _________________, 2002



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